REPORT OF INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM

To the Trustees of Century Capital
Management Trust and the Shareholders
of Century Shares Trust, Century Small
Cap Select Fund and Century Growth
Opportunities Fund:

In planning and performing our audits of the financial statements of Century
Shares Trust, Century Small Cap Select
Fund and Century Growth Opportunities
Fund, each a series of Century Capital
Management Trust (the "Trust"), as of
October 31, 2011 and the for the year
then ended for Century Shares Trust and
Century Small Cap Select Fund and for
the period from inception, November
17, 2010, to October 31, 2011 for
Century Growth Opportunities Fund, in
accordance with the standards of the
Public Company Accounting Oversight
Board (United States), we considered
the Trust's internal controls over
financial reporting, including controls
over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Trust's internal control over financial reporting.
Accordingly, we express no such
opinion.

The management of the Trust is
responsible for establishing and
maintaining effective internal control
over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and directors of the funds; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations,
internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over
financial reporting exists when the
design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the fund's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Trust's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting
Oversight Board (United States).
However, we noted no deficiencies in
the Trust's internal controls over
financial reporting and its operation,
including controls for safeguarding
securities that we consider to be a
material weakness, as defined above as
of October 31, 2011.

This report is intended solely for the
information and use of management and
the Board of Trustees of Century Capital
Management Trust and the Securities
and Exchange Commission and is not
intended to be and should not be used by anyone other than these specified parties.

Deloitte & Touche LLP

Boston, Massachusetts
December 19, 2011